 1

SEPARATE ACCOUNT INVESTMENT RIDER

This rider is added to the Group Annuity Contract issued by us of which it is a part. All terms defined in the contract have the same meaning where used in this rider. The effective date of this rider is the latest of (i)the Contract Date, (ii) the date this rider has been approved for use in the state of issue, or (iii) the date stated in the amendment adding this rider to the contract.

The purpose of this rider is to allow the contract to participate in our Separate Accounts. We reserve the right to limit both the number of Separate Accounts available under the contract and the number available to each Member. The following Separate Accounts may be available under this contract:

Principal Bond and Mortgage Separate Account
Principal Bond Emphasis Balanced Separate Account
Principal European Equity Separate Account
Principal Government Securities Separate Account
Principal High Quality Intermediate-Term Bond Separate Account
Principal High Quality Long-Term Bond Separate Account
Principal High Quality Short-Term Bond Separate Account
Principal International Emerging Markets Separate Account
Principal International Small Company Separate Account
Principal International Stock Separate Account
Principal International Stock II Separate Account
Principal Large Cap Stock Index Separate Account (aka Stock Index 500)
Principal Large Company Blend Separate Account
Principal Large Company Growth Separate Account
Principal Large Company Value Separate Account
Principal Medium Company Blend Separate Account
Principal Medium Company Growth Separate Account
Principal Medium Company Value Separate Account
Principal Mid Cap Stock Index Separate Account
Principal Money Market Separate Account
Principal Pacific Basin Separate Account
Principal Partners Large-Cap Blend Separate Account
Principal Partners Large-Cap Growth Separate Account
Principal Partners Large-Cap Growth I Separate Account
Principal Partners Large-Cap Growth II Separate Account
Principal Partners Large-Cap Value Separate Account
Principal Partners Mid-Cap Growth Separate Account
Principal Partners Mid-Cap Value Separate Account
Principal Partners Small-Cap Growth I Separate Account
Principal Partners Small-Cap Growth II Separate Account
Principal Real Estate Separate Account
Principal Small Cap Stock Index Separate Account
Principal Small Company Blend Separate Account
Principal Small Company Growth Separate Account
Principal Small Company Value Separate Account
Principal Stock Emphasis Balanced Separate Account
Principal Technology Separate Account
Principal Total Market Stock Index Separate Account

Although all Separate Accounts listed above may be available under this contract, you may send us Notification indicating you want the contract administered so that assets held under this contract will not participate in one or more of these Separate Accounts. You may revoke your Notification by sending us a new Notification.

1.

DESCRIPTIONS OF THE SEPARATE ACCOUNTS. Each Separate Account is a pooled Separate Account for use by our retirement plan customers. The funds held in each Separate Account will be invested and reinvested by us in accordance with applicable law, without regard to any investment requirements of our general account assets or of any of our other Separate Accounts.

A Separate Account consists of funds we receive under group annuity contracts or policies which permit deposit in such Separate Account and under which amounts are directed to such Separate Account. All income gains and losses (whether or not realized), and expenses from the assets allocated to a Separate Account will be credited to or charged against that Separate Account without regard to any other income, gains or losses, or expenses we might have for our general account or any other Separate Account. The assets of a Separate Account will not be charged with any liabilities arising out of the investment experience of our general account or any other Separate Accounts outside that Separate Account. We may occasionally invest the assets of any Separate Account in short term money market instruments, cash or cash equivalents.

PRINCIPAL BOND AND MORTGAGE SEPARATE ACCOUNT. Principal Bond and Mortgage Separate Account is invested primarily in bond and mortgage-type investments similar to our general account, including bonds and mortgages from both United States and non-United States corporations.

PRINCIPAL BOND EMPHASIS BALANCED SEPARATE ACCOUNT. Principal Bond Emphasis Balanced Separate Account is invested in other Separate Accounts established and maintained by us. The majority of the assets will be invested in other Separate Accounts which are invested primarily in bonds, mortgages, commercial paper and other fixed income type investments. The remainder of the assets of this Separate Account will be invested in one or more of our Separate Accounts invested primarily in common stocks and other equity investments.

PRINCIPAL EUROPEAN EQUITY SEPARATE ACCOUNT. Principal European Equity Separate Account is invested primarily in common stocks and other securities issued by corporations located in Europe. The Separate Account can also include a reasonable amount of stock index futures, commercial paper or other cash equivalents, derivative securities, other equity securities, and other convertible securities that may be converted to common stocks. These investments will be made in either United States or foreign currency or equivalents. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL GOVERNMENT SECURITIES SEPARATE ACCOUNT. Principal Government Securities Separate Account is invested primarily in obligations issued or guaranteed by United States governmental agencies and instrumentalities, including, but not limited to, the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Association and the Student Loan Marketing Association. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

> PRINCIPAL HIGH QUALITY INTERMEDIATE-TERM BOND SEPARATE ACCOUNT. Principal High Quality Intermediate-Term Bond Separate Account is a pooled investment account invested primarily in high quality, publicly traded bonds (mainly corporates), Treasury notes and bonds, and government agency bonds. The investments may also include such other foreign bond investments as are generally considered appropriate for a high quality bond account. Such holdings shall be predominantly denominated in U.S. dollars. In addition, some funds may be invested in derivative instruments such as options and futures. The fixed income investments in the account typically have maturities of five to ten years. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL HIGH QUALITY LONG-TERM BOND SEPARATE ACCOUNT. Principal High Quality Long-Term Bond Separate Account is a pooled investment account invested primarily in high quality, publicly traded bonds (mainly corporates), Treasury notes and bonds, and government agency bonds. The investments may also include such other foreign bond investments as are generally considered appropriate for a high quality bond account. Such holdings shall .be predominantly denominated in U.S. dollars. In addition, some funds may be invested in derivative instruments such as options and futures. The fixed income investments in the account typically have maturities of ten years or longer. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL HIGH QUALITY SHORT-TERM BOND SEPARATE ACCOUNT. Principal High Quality Short-Term Bond Separate Account is a pooled investment account invested primarily in high quality, publicly traded bonds (mainly corporates), Treasury notes and bonds, and government agency bonds. The investments may also include such other foreign bond investments as are generally considered appropriate for a high quality bond account. Such holdings shall be predominantly denominated in U.S. dollars. In addition, some funds may be invested in derivative instruments such as options and futures. The fixed income investments in the account typically have maturities of less than five years. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL INTERNATIONAL EMERGING MARKETS SEPARATE ACCOUNT. Principal International Emerging Markets Separate Account is invested primarily in common stocks of corporations located in countries outside the United States where structural changes are causing rapid economic growth and improved standards of living. These investments may be made in either United States or foreign currency or equivalencies. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL INTERNATIONAL SMALL COMPANY SEPARATE ACCOUNT. Principal International Small Company Separate Account is invested primarily in stocks or other securities of small corporations located outside the United States. These investments may be made in either United States or foreign currency or equivalencies. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL INTERNATIONAL STOCK SEPARATE ACCOUNT. Principal International Stock Separate Account is invested primarily in a broad base of stocks or other securities of corporations located outside the United States, but especially in Europe, South America, and the Pacific rim. These investments will be made in foreign currency or equivalencies but investments in U.S. dollars are also allowed. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL INTERNATIONAL STOCK II SEPARATE ACCOUNT. Principal International Stock II Separate Account invests primarily in a broad base of stocks or other securities of corporations located outside the United States, whose shares primary trading market is outside the United States, or who derive most of their revenues outside the United States. These investments will be made in foreign currency or equivalencies but investments in U.S. dollars are also allowed. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL LARGE CAP STOCK INDEX SEPARATE ACCOUNT (AKA STOCK INDEX 500). Principal Large Cap Stock Index Separate Account is invested primarily in stocks and securities of companies similar to those stocks which are used to calculate the Standard and Poor’s 500 Stock Index (or a similar stock index if the Standard and Poor’s 500 Stock Index is no longer calculated). The investments may also include a reasonable amount of stock index futures, commercial paper, derivative securities and other types of investments. In addition, some funds may be invested in stock index accounts operated by other investment managers, including funds operated by affiliates of ours. Principal Large Cap Stock Index Separate Account attempts to earn a return similar to that of Standard & Poor’s 500 Stock Index. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL LARGE COMPANY BLEND SEPARATE ACCOUNT. Principal Large Company Blend Separate Account is invested primarily in common stocks from large, established companies whose stock exhibits a combination of substantial value and good earnings growth potential. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL LARGE COMPANY GROWTH SEPARATE ACCOUNT. Principal Large Company Growth Separate Account is invested primarily in common stocks from large, established companies whose earnings are expected to grow at above-average rates. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL LARGE COMPANY VALUE SEPARATE ACCOUNT. Principal Large Company Value Separate Account is invested primarily in common stocks from large, established companies with below-average price/earnings ratios and above-average dividend yields which we view as undervalued by the market. The investments may also include derivative instruments such as options and futures, other equity securities or other convertible securities that may be converted to common stocks. If the market as a whole is overvalued, we may hold assets of this account in fixed income securities instead of stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL MEDIUM COMPANY BLEND SEPARATE ACCOUNT. Principal Medium Company Blend Separate Account is invested primarily in common stocks from medium-sized, established companies whose stock exhibits a combination of substantial value and good earnings growth potential. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL MEDIUM COMPANY GROWTH SEPARATE ACCOUNT. Principal Medium Company Growth Separate Account is invested primarily in common stocks from medium-sized, developing companies whose earnings are expected to grow at above-average rates. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL MEDIUM COMPANY VALUE SEPARATE ACCOUNT. Principal Medium Company Value Separate Account is invested primarily in common stocks from medium-sized, financially stable companies with below-average price/earnings ratios and above-average dividend yields which we view as undervalued by the market. The investments may also include derivative instruments such as options and futures, other equity securities or other convertible securities that may be converted to common stocks. If the market as a whole is overvalued, we may hold assets of this account in fixed income securities instead of stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL MID CAP STOCK INDEX SEPARATE ACCOUNT. Principal Mid Cap Stock Index Separate Account is invested primarily in stocks and securities of companies similar to those stocks which are used to calculate the Standard and Poor’s 400 MidCap Stock Index (or a similar stock index if the Standard and Poor’s 400 MidCap Stock Index is no longer calculated). The investments may also include a reasonable amount of stock index futures, commercial paper, derivative securities and other types of investments. In addition, some funds may be invested in stock index accounts operated by other investment managers, including funds operated by affiliates of ours. Principal Mid Cap Stock Index Separate Account attempts to earn a return similar to that of the Standard & Poor’s 400 MidCap Stock Index. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL MONEY MARKET SEPARATE ACCOUNT. Principal Money Market Separate Account is invested primarily in money market instruments such as the obligations of the United States government and its agencies, commercial paper, bank certificates of deposit and similar instruments. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL PACIFIC BASIN SEPARATE ACCOUNT. Principal Pacific Basin Separate Account is invested primarily in common stocks and other securities issued by corporations located in the Pacific Basin (including Japan). The Separate Account can also include a reasonable amount of stock index futures, commercial paper or other cash equivalents, derivative securities, other equity securities, and other convertible securities that may be converted to common stocks. The investments may be made in either United States or foreign currency or equivalents. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL PARTNERS LARGE-CAP BLEND SEPARATE ACCOUNT. Principal Partners Large-Cap Blend Separate Account invests primarily in equity securities of companies that offer superior growth prospects or of companies whose stock is undervalued and, to a limited extent, foreign companies. The investments may also include derivative instruments such as options and futures, other equity securities or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL PARTNERS LARGE-CAP GROWTH SEPARATE ACCOUNT. Principal Partners Large-Cap Growth Separate Account uses an active and aggressive style of management to invest primarily in common stocks of larger, established companies. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL PARTNERS LARGE-CAP GROWTH I SEPARATE ACCOUNT. Principal Partners Large-Cap Growth I Separate Account seeks to maximize long-term capital appreciation by investing primarily in equity securities of U.S. and, to a limited extent, foreign companies that exhibit strong or accelerating earnings growth. This Separate Account uses an active and aggressive style of management to invest primarily in common stocks of larger, established companies. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL PARTNERS LARGE-CAP GROWTH II SEPARATE ACCOUNT. Principal Partners Large-Cap Growth II Separate Account invests primarily in common stocks of large capitalization companies that are expected to experience accelerating growth. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL PARTNERS LARGE-CAP VALUE SEPARATE ACCOUNT. Principal Partners Large-Cap Value Separate Account invests primarily in undervalued equity securities of companies among the 750 largest by market capitalization believed to offer above-average potential for growth in future earnings. The investments may also include derivative instruments such as options and futures, other equity securities or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL PARTNERS MID-CAP GROWTH SEPARATE ACCOUNT. Principal Partners Mid-Cap Growth Separate Account uses an active and aggressive style of management to invest primarily in common stocks of medium sized companies. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL PARTNERS MID-CAP VALUE SEPARATE ACCOUNT. Principal Partners Mid-Cap Value Separate Account invests primarily in common stocks of medium sized companies using a value-oriented investment approach. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL PARTNERS SMALL-CAP GROWTH I SEPARATE ACCOUNT. Principal Partners Small-Cap Growth I Separate Account invests mainly in common stocks of smaller companies believed to be poised for growth because of new products, markets, or management. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL PARTNERS SMALL-CAP GROWTH II SEPARATE ACCOUNT. Principal Partners Small-Cap Growth 11 Separate Account invests primarily in equity securities of smaller companies offering superior prospects for earnings growth. These companies are generally characterized as “growth” companies. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL REAL ESTATE SEPARATE ACCOUNT. Principal Real Estate Separate Account is invested primarily in real estate such as office buildings, industrial buildings, shopping centers, retail stores and similar property.

PRINCIPAL SMALL CAP STOCK INDEX SEPARATE ACCOUNT. Principal Small Cap Stock Index Separate Account is invested primarily in stocks and securities of companies similar to those stocks which are used to calculate Standard and Poor’s 600 SmaIICap Stock Index (or a similar stock index if the Standard and Poor’s 600 SmaIICap Index in no longer calculated). The investments may also include a reasonable amount of stock index futures, commercial paper, derivative securities and other types of investments. In addition, some funds may be invested in stock index accounts operated by other investment managers, including funds operated by affiliates of ours. Principal Small Cap Stock Index Separate Account attempts to earn a return similar to that of the Standard & Poor’s 600 SmaIICap Stock Index. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL SMALL COMPANY BLEND SEPARATE ACCOUNT. Principal Small Company Blend Separate Account is invested primarily in common stocks from smaller, established companies whose stock exhibits a combination of substantial value and good earnings growth potential. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL SMALL COMPANY GROWTH SEPARATE ACCOUNT. Principal Small Company Growth Separate Account is invested primarily in common stocks from smaller, developing companies whose earnings are expected to grow at above-average rates. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL SMALL COMPANY VALUE SEPARATE ACCOUNT. Principal Small Company Value Separate Account is invested primarily in common stocks from smaller, financially stable companies with below-average price/earnings ratios and above-average dividend yields which we view as undervalued by the market. The investments may also include derivative instruments such as options and futures, other equity securities or other convertible securities that may be converted to common stocks. If the market as a whole is overvalued, we may hold assets of this account in fixed income securities instead of stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL STOCK EMPHASIS BALANCED SEPARATE ACCOUNT. Principal Stock Emphasis Balanced Separate Account is invested in other Separate Accounts established and maintained by us. The majority of the assets will be invested in other Separate Accounts which are invested primarily in common stocks and other equity investments. The remainder of the assets of this Separate Account will be invested in one or more of our Separate Accounts invested primarily in bonds, mortgages, commercial paper and other fixed income type investments.

PRINCIPAL TECHNOLOGY SEPARATE ACCOUNT. Principal Technology Separate Account invests primarily in common stocks and other securities of technology and telecommunications companies domiciled in any of the nations of the world. Companies considered are a broad range of technology-related industries, generally including computers, software and peripheral products, electronics, communications equipment and services, and information services. The investments may also include derivative instruments such as options and futures, other equity securities, or other convertible securities that may be converted to common stocks. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

PRINCIPAL TOTAL MARKET STOCK INDEX SEPARATE ACCOUNT. Principal Total Market Stock Index Separate Account is invested in a manner calculated to give a result similar to the Standard and Poor’s 1500 Supercomposite Stock Index (or a similar stock index if the Standard and Poor’s 1500 Supercomposite Stock Index is no longer calculated). Initially, this Account will be invested in the other Stock Index Separate Accounts that we offer. If we choose, the Account may also be invested in stocks or securities, stock index futures, commercial paper, mutual funds or other funds managed by other investment managers, and other types of investments as permitted under applicable state law. This Separate Account may invest in the investments outlined in this Separate Account description or in an underlying mutual fund or other type of investment that maintains the investment described.

2.

DETERMINING SEPARATE ACCOUNT VALUES; OPERATING EXPENSES. The value of a Separate Account is its market value (appraised market value for Principal Real Estate Separate Account) less Operating Expenses accrued but not deducted, if any. If a Separate Account invests in an underlying Mutual Fund the value of such Separate Account is the number of the shares invested in the Mutual Fund multiplied by the Mutual Fund’s NAV for that Valuation Date. If there is no readily available market, its value is the fair market value of the assets held in such Separate Account as determined by us using generally accepted accounting practices and applicable law. The value of all Separate Accounts will always be expressed in U.S. dollars. We will determine the value of a Separate Account on each Valuation Date.

Net Asset Value (NAV) means the price per share represented as a dollar amount.

Operating Expenses are those charges which must be paid in order to operate a Separate Account or obtain investments for a Separate Account. Operating Expenses include, but are not limited to, custodial fees, transfer taxes, brokerage fees, processing fees, and other taxes and fees associated with the operation of a Separate Account. Operating Expenses will be deducted from the Separate Account associated with a particular charge on the next Valuation Date after the Operating Expenses have been paid or are immediately payable. In accordance with our then-current procedures, various Separate Accounts may share in the payment of certain Operating Expenses and, in some cases, we may use certain fees paid to us by third parties to offset Operating Expenses incurred by a Separate Account which would otherwise be payable from that Separate Account.

Valuation Date means the date we determine the value of a Separate Account. Valuation Dates will occur on dates we determine, but at least on the last Business Day of a calendar month. Valuation will occur at the end of each such day, according to our then-current procedures. For purposes of the Principal European Equity Separate Account, Principal International Stock Separate Account, Principal International Stock II Separate Account, Principal International Small Company Separate Account, Principal International Emerging Markets Separate Account, Principal Pacific Basin Separate Account, and Principal Technology Separate Account only those days on which both the value of the underlying investments is determined and we are open for business will be Valuation Dates.

3.

MANAGEMENT CHARGES. The Management Charge under each Separate Account will be a percentage of the value of assets in such Separate Account, subject to the equivalent of a maximum annual percentage listed in the Table of Separate Account Features. We reserve the right to change the Management Charge to any charge up to the maximum limit at any time by giving you written notice at least 30 days before the date the change is to take effect.

Management Charge means the charge consisting of the investment management charge and the contract expense charge applicable to this class of contracts for each Separate Account.

The assets of Principal Bond Emphasis Balanced Separate Account, Principal Stock Emphasis Balanced Separate Account, and Principal Total Market Stock Index Separate Account will pay Management Charges under our other Separate Accounts in which they are invested. An additional Management Charge will be charged under these Separate Accounts only for management services actually performed exclusively for assets held in these Separate Accounts.

A pro rata charge will be deducted from each Separate Account on each Valuation Date for the number of calendar days within the Valuation Period ending on such Valuation Date.

Valuation Period means the period from the end of a Valuation Date to the end of the next following Valuation Date.

4.

SEPARATE ACCOUNT INVESTMENT. A Separate Account Investment is established for each Member for a Separate Account for each type of Contribution a Member directs to a Separate Account.

Where Principal Money Market Separate Account is available and we receive Notification from you to do so, an Unallocated Separate Account Investment will be established for Contributions for which either i) we do not have all the necessary information needed to allocate such Contributions to individual Members, or ii) you have notified us that such Contributions are to be unallocated. If Principal Money Market Separate Account is not available, an Unallocated Contribution Investment will be established, using a Guaranteed Interest Investment with the shortest Guaranteed Period available.

Unallocated Separate Account Investment means the Investment established to hold unallocated Contributions, invested in Principal Money Market Separate Account, if available, and operates as if it were a Member’s Investment. However, by mutual agreement, you may specify one or more other Separate Accounts to use in addition to or in place of Principal Money Market Separate Account.

5.

RETURNS CREDITED TO SEPARATE INVESTMENT ACCOUNTS. Each Separate Account Investment established under this contract will be credited with its portion of the return associated with the appropriate Separate Account. The return for a Separate Account will be based on the change in value of that Separate Account less any Management Charge.

In order to track the returns for the Separate Account Investments established under this contract, we will use a unit value system of recordkeeping, unless we determine that another recordkeeping system would be more appropriate.

6.

UNIT VALUE SYSTEM OF RECORDKEEPING. Under a unit value system of recordkeeping, we will calculate the value of a Separate Account Investment for each Valuation Date by multiplying the number of Separate Account units held in the Separate Account Investment by the applicable Unit Value. A Unit Value is the dollar value for one unit.

Contributions or transfers to a Separate Account Investment increase the number of Separate Account units credited to it. Transfers and payments from a Separate Account Investment reduce the number of Separate Account units. The increase or decrease in the number of Separate Account units is calculated by dividing the dollar amount of the contribution, transfer, or payment by the applicable Unit Value.

We will calculate the Unit Value applicable to each Separate Account Investment on each Valuation Date. The Unit Value will be based upon the total value of the Separate Account and the number of existing Separate Account units.

The investment increment factor which may be used in computing the value of a Separate Account may be determined as the sum of 1.00000000 plus the earnings rate of the Separate Account. The earnings rate for a Valuation Period is equal to (a) divided by (b):

a)

Investment income for such Valuation Period plus capital gains and losses, both realized and unrealized, minus any applicable taxes attributable to the Separate Account and minus the pro rata investment manager charge described in 3. above.

b)	The value of the Separate Account as of the beginning of the Valuation Period, adjusted for Contributions to and applications from the account.

When crediting Contributions and transfers added to a Separate Account Investment we will use the Unit Value applicable to the Separate Account Investment for the Valuation Date on which we accept the Contribution or transfer. If we accept the Contribution or transfer on a date other than a Valuation Date, we will use the Unit Value for the next following Valuation Date. We reserve the right to change our unit value recordkeeping system upon 30 days notice to you.

7.

DEPOSITS TO SEPARATE ACCOUNTS; RESTRICTIONS AND ORDER OF ENTRY. We reserve the right to defer or stop your ability to direct Contributions and transfers to a Separate Account, and we may require you to transfer existing account balances out of a Separate Account. We may exercise these rights if we

a)	need to comply with regulation, statute, or decisional law to which we are subject,

b)	believe it would be imprudent not to do so in fulfilling our fiduciary role as an investment advisor under ERISA,

c)	believe the investment approach of the Separate Account no longer makes sense, is excessively expensive, or does not currently have any favorable investment opportunities available, or

d)	decide to discontinue operation of such Separate Account.

Contributions or transfers directed to a Separate Account that we have closed on a temporary or permanent basis will be directed to Principal Money Market Separate Account, if available, or to the Guaranteed Interest Investment with the shortest Guarantee Period available under the contract. If the Separate Account has been closed on a temporary basis, we will treat a Contribution or transfer request as a Notification that money should be transferred to the closed Separate Account as soon as permitted under the terms of the contract.

Provisions for a temporarily closed Separate Account. We have established the following order of entry into a Separate Account that was temporarily closed, then reopened:

a)	All amounts held in Principal Money Market Separate Account waiting for transfer to the Separate Account.

b)	Any amounts held in any other Separate Account or in our general account which are to be transferred to the Separate Account.

Within each of the above 2 categories, funds will be transferred one customer at a time, in order from the oldest waiting Notification to the newest Notification.

Normally, if the amount of the intended transfer is greater than the amount open for acceptance by a previously closed Separate Account, the entire amount of the transfer will continue to be held in the account it was at the time of the request until the Valuation Date when complete transfer may be made. However, we and you (the Member, if permitted by the Plan) may mutually agree to transfer only a portion of the intended amount to the Separate Account.

We will notify you in writing when amounts have been transferred to a reopened Separate Account.

You or a Member, as permitted by the Plan, may revoke a request for transfer of funds to a Separate Account by giving us Notification before the date transfer is made. The Notification must also include new investment directions for the intended transfer.

Provisions for a permanently closed Separate Account. We will notify you in writing of our intent to permanently close a Separate Account. You will have 60 days to request transfer as described in 8. below. If after 60 days we have not received Notification of where to transfer a closed Separate Account balance, we will treat the account as a Contribution for which we do not have investment direction.

8.

TRANSFERS AND PAYMENTS FROM A SEPARATE ACCOUNT INVESTMENT. We will, upon Notification from you (the Member if permitted by the Plan), and subject to our right to defer a transfer or payment as described in Section 9,

	a)	transfer to the Member's Guaranteed Interest Investment or another Separate Account Investment all or any portion of the Separate Account Investment specified, or

	b)	transfer to another Funding Agent all or any portion of the Member’s Separate Account Investment, or

	c)	pay the Member an amount equal to all or any portion of the Member’s Separate Account Investment.

The amount to be paid or transferred will be determined and paid or transferred within seven Business Days after (i) the Valuation Date on which we receive the Notification, or (ii) a later Valuation Date specified in the Notification. Payments and transfers will be made in accordance with our then current procedures. We will notify you in writing of these procedures. The amount transferred or paid will be deducted from the Separate Account Investment from which such transfer or payment was requested on the date of such transfer or payment. Each transfer to another Separate Account Investment may occur only on a Valuation Date of that Separate Account.

We are not responsible for the application of amounts transferred to another Funding Agent.

9.

LIMITATIONS ON TRANSFERS AND PAYMENTS FROM A SEPARATE ACCOUNT INVESTMENT. In general, transfers and payments from a Separate Account Investment will be made within seven Business Days after the first Valuation Date following the request specified in Section 8 of this rider. We reserve the right, however, to defer such transfers or payments for a period not to exceed 60 days. We further reserve the right to defer payments for an additional period up to the maximum number of days shown in the Table of Separate Account Features for each Separate Account, if, in our opinion, liquidation of the Separate Account Assets would have an adverse financial impact on other customers who invest in such Separate Account. If we defer any transfer or payment under this Section, we will determine the amount to be transferred or paid on the date transfer or payment occurs. We will notify you in the event of any deferment of more than 30 days under the provisions of this Section.

These limitations will not apply to the payments to the beneficiary of a Member due to the Member’s death, payments to a Member due to disability or retirement under the Plan and to purchases of annuity under Article IV, Section 2 of the contract.

Special Real Estate Limitations. Because of the illiquid nature of the assets in which Principal Real Estate Separate Account is invested, we reserve the right to defer transfers or payments from a Principal Real Estate Separate Account Investment if a transfer or payment would exceed the amount of cash and other liquid assets held in Principal Real Estate Separate Account, reduced by amounts committed to purchase properties or needed for Operating Expenses. We will not defer requested transfers or payments for longer than three years under this paragraph. For any Plan that allows Members to direct some or all of their investments to the Principal Real Estate Separate Account and for which we keep records, we will notify all Members in the event of any deferment of more than 45 days of a type described under this paragraph which arises under any of our contracts having access to the Principal Real Estate Separate Account. Our notice to those Members will be in writing and will explain the investment and transfer options available to the Members.

Principal Real Estate Separate Account may be illiquid for indefinite periods of time. We will not manage Principal Real Estate Separate Account to provide a liquidity pool for requests for transfer or payment. If requests for transfer or payment from Principal Real Estate Separate Account are deferred, then the deferred transfers or payments, when made, will be made in the following order:

a)	Any death benefits payable under a defined contribution plan.

b)	All or a portion of each of the other requests for payment, determined as follows:

	i)	the amount of the request, divided by

	ii)	the amount of all waiting requests, multiplied by

	iii)	the amount we determine to be available to pay requests; provided, however, that no more than the amount of the request shall be paid out.

Deferred transfers or payments, when paid, will be made as of a Valuation Date and will be based on the Principal Real Estate Separate Account Unit Value as of the date paid. In determining the amount available to pay requests, we will subtract amounts payable under any other group annuity contract which requires that we make payments from the Principal Real Estate Separate Account using a method other than the one described in this Section.

We reserve the right to make payments in a different manner than described in this Section if we (i) are required to do so under applicable statutes, regulations, or decisional law to which we are subject, (ii) must do so to comply with our fiduciary responsibilities as an ERISA investment manager as described in Article Il, Section 8, or (iii) deem it necessary to make a change to maintain an equitable distribution of assets under all of our group annuity contracts. We will not implement a change under item (iii) before the notice to all affected contractholders is provided and the appropriate time period after the notice has elapsed.

Special Limitation for Certain Separate Accounts. We reserve the right to make the portion of a requested transfer in excess of the specified dollar limit in substantially equal monthly installments over a period not to exceed the specified period, if, in the specified period which ends on the requested date of transfer, all transfers and payments from the total of all Separate Account Investments invested in a particular Separate Account which is subject to the dollar limit total the specified dollar limit or more. For purposes of this limitation, transfers and payments from any other Separate Account investments or funds included in the Separate Account from any other contracts or policies issued in connection with the Plan or with any other retirement plan of the Employer will be included as a transfer or payment from a Separate Account Investment. If this limitation is imposed by us, the first installment will be made one month after the date of request, or on such later date that you specify. The specified dollar limit and period are:

a)

$1,000,000 and 12 months, respectively, for Principal International Small Company Separate Account, Principal International Emerging Markets Separate Account, Principal Pacific Basin Separate Account, and Principal Technology Separate Account.

b)

$20,000,000 and 36 months, respectively, for Principal Bond Emphasis Balanced Separate Account, Principal European Equity Separate Account, Principal Government Securities Separate Account, Principal High Quality Intermediate-Term Bond Separate Account, Principal High Quality Long-Term Bond Separate Account, Principal High Quality Short-Term Bond Separate Account, Principal International Stock Separate Account, Principal International Stock II Separate Account, Principal Large Company Blend Separate Account, Principal Large Cap Stock Index Separate Account, Principal Large Company Growth Separate Account, Principal Large Company Value Separate Account, Principal Medium Company Blend Separate Account, Principal Medium Company Growth Separate Account, Principal Medium Company Value Separate Account, Principal Mid Cap Stock Index Separate Account, Principal Partners Large-Cap Blend Separate Account, Principal Partners Large-Cap Growth Separate Account, Principal Partners Large-Cap Growth I Separate Account, Principal Partners Large-Cap Growth II Separate Account, Principal Partners Large-Cap Value Separate Account, Principal Partners Mid-Cap Growth Separate Account, Principal Partners Mid-Cap Value Separate Account, Principal. Partners Small-Cap Growth I Separate Account, Principal Partners Small-Cap Growth II Separate Account, Principal Small Cap Stock Index Separate Account, Principal Small Company Blend Separate Account, Principal Small Company Growth Separate Account, Principal Small Company Value Separate Account, Principal Stock Emphasis Balanced Separate Account, and Principal Total Market Stock Index Separate Account.

Mutual Fund Limitation. Without regard to any other feature of the contract or this rider, if any limitation or delay is imposed by an underlying Mutual Fund, we will be unable to transfer, make payments, or apply amounts held under these Separate Accounts.

10.

PLANS WHICH MAY INVEST IN THE SEPARATE ACCOUNTS. The Separate Accounts are not registered with the Federal Securities and Exchange Commission and therefore only Plans which meet certain requirements under the Code may invest in the Separate Accounts. If the Internal Revenue Service or a court makes a final determination that the Plan no longer qualifies as a qualified plan, we will require that you transfer any assets invested in the Separate Accounts. If we decide that you must transfer assets from the Separate Accounts, we will send you a notice describing your options. Your Notification must clearly specify the Guaranteed Interest Investment(s) or the Funding Agent to which you want the assets transferred. If we do not receive an acceptable Notification from you within 5 Business Days, we will transfer the assets to the Guaranteed Interest Investment with the shortest duration.

11.	FUNDS. We are the sole owner of all assets held in the Separate Accounts.

PRINCIPAL LIFE INSURANCE COMPANY

PRESIDENT AND
CHIEF EXECUTIVE OFFICER

TABLE OF SEPARATE ACCOUNT FEATURES

                                              Current       Maximum   Maximum No.
                                               Annual        Annual      Days
                                            Mgt. Charge   Mgt. Charge  Allowed to
                                             Percentage   Percentage     Defer
                                                                       Transfers
                                                                     or Payments

Principal Bond Emphasis                          None          2.00*       210
Balanced Separate Account

Principal Bond and Mortgage                       0.45         2.00        210
Separate Account

Principal European Equity                         1.00         2.00        210
Separate Account

Principal Government Securities                   0.45         2.00         30
Separate Account

Principal High Quality                            0.45         2.00        210
Intermediate-Term Bond Separate
Account

Principal High Quality Long-Term                  0.45         2.00        210
Bond Separate Account

Principal High Quality Short-Term                 0.45         2.00        210
Bond Separate Account

Principal International Emerging                  0.69         2.00        210
Markets Separate Account

Principal International Small                     0.69         2.00        210
Company Separate Account

Principal International Stock                     0.69         2.00        210
Separate Account

Principal International Stock II                  0.00***      2.00        210
Separate Account

Principal Large Cap Stock Index                   0.35         2.00        210
Separate Account

Principal Large Company Blend                     0.45         2.00        210
Separate Account

Principal Large Company Growth                    0.45         2.00        210
Separate Account

Principal Large Company Value                     0.45         2.00        210
Separate Account

Principal Medium Company Blend                    0.45         2.00        210
Separate Account

Principal Medium Company Growth                   0.45         2.00        210
Separate Account

Principal Medium Company Value                    0.45         2.00        210
Separate Account

Principal Mid Cap Stock Index                     0.35         2.00        210
Separate Account

Principal Money Market Separate                   0.45         2.00         30
Account

Principal Pacific Basin Separate                  1.10         2.00        210
Account

Principal Partners Large-Cap Blend                0.00***      2.00        210
Separate Account

Principal Partners Large-Cap Growth               1.00         2.00        210
Separate Account

Principal Partners Large-Cap Growth               0.00***      2.00        210
I Separate Account

Principal Partners Large-Cap Growth               0.00***      2.00        210
II Separate Account

Principal Partners Large-Cap Value                0.00***      2.00        210
Separate Account

Principal Partners Mid-Cap Growth                 1.00         2.00        210
Separate Account

Principal Partners Mid-Cap Value                  0.00***      2.00        210
Separate Account

Principal Partners Small-Cap Growth               0.00***      2.00        210
I Separate Account

Principal Partners Small-Cap Growth               0.00***      2.00        210
II Separate Account

Principal Real Estate Separate                    1.05         None   Indefinite
Account Principal Small Cap

Principal Small Cap Stock Index                   0.35         2.00        210
Separate Account

Principal Small Company Blend                     0.45         2.00        210
Separate Account

Principal Small Company Growth                    0.45         2.00        210
Separate Account

Principal Small Company Value                     0.45         2.00        210
Separate Account

Principal Stock Emphasis Balanced                 None         2.00"       210
Separate Account

Principal Technology Separate                     0.00***      2.00        210
Account

Principal Total Market Stock Index                0.35**       2.00        210
Separate Account

*The maximum annual Management Charge percentage includes Management Charges paid under this Separate Account (currently none) and the Separate Accounts in which this Separate Account is invested.

**There will be no Management Charge under this Separate Account unless no Management Charge is being charged by the underlying assets. Then the Management Charge is as shown.

***This charge does not include management charges of any underlying Mutual Funds. Please see the appropriate prospectuses for such charges.